Exhibit 99.1

Amendment to Credit Agreement

This agreement is dated as of November 7, 2007, by and between First Busey Corporation (the “Borrower”) and JPMorgan Chase Bank, N.A. (the “Bank”), and its successors and assigns. The provisions of this agreement are effective on the date that this agreement has been executed by all of the signers and delivered to the Bank (the “Effective Date”).

WHEREAS, the Borrower and the Bank entered into a credit agreement dated January 16, 2006, as amended (if applicable) (the “Credit Agreement”); and

WHEREAS, the Borrower has requested and the Bank has agreed to amend the Amend and Restated Credit Agreement as set forth below;

NOW, THEREFORE, in mutual consideration of the agreements contained herein and for other good and valuable consideration, the parties agree as follows:

1.                                      DEFINED TERMS. Capitalized terms not defined herein shall have the meaning ascribed in the Credit Agreement.

2.                                      MODIFICATION OF CREDIT AGREEMENT. The Credit Agreement is hereby amended as follows:

2.1                               From and after the Effective Date, section 1.2 of the Credit Agreement is hereby amended and restated as follows:

1.2       Facility A (Line of Credit). The Bank has approved a credit facility to the Borrower in the principal sum not to exceed $25,000,000.00 in the aggregate at any one time outstanding (“Facility A”). Credit under Facility A shall be repayable as set forth in a Line of Credit Note executed concurrently with this agreement, and any renewals, modifications, extensions, rearrangements, restatements thereof and replacements or substitutions therefor.

2.2                               From and after the Effective Date, subpart (2) of Section 5.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:  “(2) indebtedness reflected on Borrower’s financial statements dated June 30, 2007, and indebtedness reflected on the June 30, 2007, financial statements of Main Street Trust, Inc., which merged into Borrower on August 1, 2007;”.

2.3                               From and after the Effective Date, Section 5.3 of the Credit Agreement is hereby amended by adding the following to the end thereof to immediately precede the grammatical period at the end thereof: “provided, however, that this covenant shall not be deemed to prohibit the merger of any wholly-owned Subsidiary into any other wholly-owned Subsidiary.”

2.4                               From and after the Effective Date, Section 5.3 of the Credit Agreement is hereby amended by adding the following to the end thereof to immediately precede the grammatical period at the end thereof: “and other than the divestiture and sale of certain branches of Main Street Bank & Trust in accordance with Borrower’s plans which have been discussed with Bank.”

2.5                               From and after the Effective Date,     “Annex I - Subsidiaries” is hereby amended by the addition of the following to the end thereof:

Main Street Bank and Trust	Illinois	100%, and planned to be merged into Busey Bank on or about November 12, 2007.
Firstech, Inc.	Illinois	100%

3.                    RATIFICATION. The Borrower ratifies and reaffirms the Credit Agreement and the Credit Agreement shall remain in full force and effect as modified herein.

4.                    TERMINATION OF MAIN STREET TRUST, INC. CREDIT AGREEMENT AND LINE OF CREDIT.  Borrower, as the successor by merger to Main Street Trust, Inc., hereby agrees with the Bank that contemporaneously with the execution and delivery of this Amendment to Credit Agreement that that certain Credit Agreement dated as of March 31, 2005, by and between the Bank and Main Street Trust, Inc. shall be deemed terminated, as shall the $15,000,000.00 Line of Credit provided by the

Bank to Main Street Trust, Inc. thereunder, and that the entire principal balance thereunder, if any, and all accrued but unpaid interest and fees thereon, if any, shall be deemed to be transferred to and outstanding under Facility A under the Credit Agreement between the Borrower and the Bank.

5.              BORROWER REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants that (a) the representations and warranties contained in the Credit Agreement are true and correct in all material respects as of the date of this agreement, (b) no condition, act or event which could constitute an event of default under the Credit Agreement or any promissory note or credit facility executed in reference to the Credit Agreement exists, and (c) no condition, event, act or omission has occurred, which, with the giving of notice or passage of time, would constitute an event of default under the Credit Agreement or any promissory note or credit facility executed in reference to the Credit Agreement.

6.               FEES AND EXPENSES. The Borrower agrees to pay all fees and out-of-pocket disbursements incurred by the Bank in connection with this agreement, including legal fees incurred by the Bank in the preparation, consummation, administration and enforcement of this agreement.

7.               EXECUTION AND DELIVERY. This agreement shall become effective only after it is fully executed by the Borrower and the Bank.

8.               ACKNOWLEDGEMENTS OF BORROWER. The Borrower acknowledges that as of the date of this agreement it has no offsets with respect to all amounts owed by the Borrower to the Bank arising under or related to the Credit Agreement on or prior to the date of this agreement. The Borrower fully, finally and forever releases and discharges the Bank and its successors, assigns, directors, officers, employees, agents and representatives from any and all claims, causes of action, debts and liabilities, of whatever kind or nature, in law or in equity, of the Borrower, whether now known or unknown to the Borrower, which may have arisen in connection with the Credit Agreement or the actions or omissions of the Bank related to the Credit Agreement on or prior to the date hereof. The Borrower acknowledges and agrees that this agreement is limited to the terms outlined above, and shall not be construed as an agreement to change any other terms or provisions of the Credit Agreement. This agreement shall not establish a course of dealing or be construed as evidence of any willingness on the Bank’s part to grant other or future agreements, should any be requested.

9.               NOT A NOVATION. This agreement is a modification only and not a novation. Except for the above-quoted modification(s), the Credit Agreement, any loan agreements, credit agreements, reimbursement agreements, security agreements, mortgages, deeds of trust, pledge agreements, assignments, guaranties, instruments or documents executed in connection with the Credit Agreement, and all the terms and conditions thereof, shall be and remain in full force and effect with the changes herein deemed to be incorporated therein. This agreement is to be considered attached to the Credit Agreement and made a part thereof. This agreement shall not release or affect the liability of any guarantor of any promissory note or credit facility executed in reference to the Credit Agreement or release any owner of collateral granted as security for the Credit Agreement. The validity, priority and enforceability of the Credit Agreement shall not be impaired hereby. To the extent that any provision of this agreement conflicts with any term or condition set forth in the Credit Agreement, or any document executed in conjunction therewith, the provisions of this agreement shall supersede and control. The Bank expressly reserves all rights against all parties to the Credit Agreement.

Borrower:

First Busey Corporation

By:	\s\ Van A. Dukeman
Van A. Dukeman	President & CEO
Printed Name	Title

Date Signed:	November 7, 2007

By:	\s\ Barbara J. Harrington
Barbara J. Harrington	CFO
Printed Name	Title

Date Signed:	November 7, 2007

Bank:

JPMorgan Chase Bank, N.A.